UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 18, 2025, Heritage Commerce Corp (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank” and together with the Company, “Heritage”) received notice from Deborah K. Reuter of her decision to retire as Executive Vice President and Chief Risk Officer of the Company and the Bank, effective as of January 5, 2026. Ms. Reuter’s retirement follows a distinguished career with Heritage since its inception in 1994. In connection with her retirement, Ms. Reuter is entitled to the retirement and other benefits described in the Executive Compensation section of the Company’s Definitive Proxy Statement dated April 7, 2025. The Company has initiated the process to identify a new Chief Risk Officer and Ms. Reuter will assist with the transition of her duties and responsibilities to her successor to ensure an orderly and effective transition.

Upon her retirement, Ms. Reuter’s Employment Agreement with the Company will terminate and she will continue as a non-executive employee advisor until March 31, 2026, unless otherwise extended by mutual agreement. Ms. Reuter will work on an as-needed basis and will be compensated at an hourly rate based on her current base salary. Ms. Reuter will remain eligible to receive incentive compensation for fiscal year 2025 only.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2025

Heritage Commerce Corp

By:	/s/ Seth Fonti
Seth Fonti
Executive Vice President and Chief Financial Officer

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